Exhibit 10.14

RIDER TO LEASE

DATED:	January , 2018

PREMISES:	43 North Village Avenue, Rockville Centre, New York 11570 (Second Floor)

LANDLORD:	North Village Centre Inc.

TENANT:	FinWise Bank

In the event this Rider to Lease is in any way inconsistent with or contradicts the terms of the form portion of the Lease, this Rider shall control.

RENTAL SCHEDULE

The base annual rental during the initial two (2) year term of this lease by year shall be:

FIRST YEAR

THIRTY EIGHT THOUSAND and 00/100 ($38,000.00) DOLLARS

SECOND YEAR

THIRTY NINE THOUSAND ONE HUNDRED FORTY and 00/100 ($39,140.00) DOLLARS

The base annual rent during the THREE (3) year renewal term of this lease by year shall be:

THIRD YEAR

FORTY THOUSAND THREE HUNDRED FOURTEEN and 00/100 ($40,314.00) DOLLARS

FOURTH YEAR

FORTY ONE THOUSAND FIVE HUNDRED TWENTY FOUR and 00/100 ($41,524.00) DOLLARS

FIFTH YEAR

FORTY TWO THOUSAND SEVEN HUNDRED SIXTY NINE and 00/100 ($42,769.00) DOLLARS

The aforesaid base annual rent shall be payable in equal monthly installments on the first day of each and every month during the term and the renewal term, if any, of the lease as follows:

Year 1 in the amount of $3,166.67 per month;

Year 2 in the amount of $3,261.67 per month;

Year 3 in the amount of $3,359.52 per month;

Year 4 in the amount of $3,460.30 per month; and

Year 5 in the amount of $3,564.11 per month.

Upon the execution of this lease, the Tenant shall pay the first month’s rent and the security deposit in the amount of $ 6,333 reflecting 2 month’s rent which security shall be increased each year to reflect any rent increase. Under no circumstances will the security deposit be used as the final months’ rent and the Landlord shall be free to use it for any purpose and have no obligation to maintain the security deposit in a segregated account of any kind. All taxes, assessments, insurance premiums and other charges or additional rent to be paid by the Tenant hereunder, are in addition to the above set forth “base annual rentals” pursuant to the terms of this lease of which this rider forms a part.

THIRTY-SIXTH:        The Tenant shall, at the Tenant’s own cost and expense maintain and take good care of the non-structural portions of the premises and all fixtures and appurtenances thereto; make all non- structural repairs to the premises; and pay for structural repairs only if a structural repair is required or occasioned due to the acts or omissions of the Tenant and/or his invitees, agents and/or representatives, in which event Tenant shall be responsible for such repairs, subject to the waiver of subrogation provisions set forth in Article Thirty-Ninth herein. In the event Tenant is required to, but fails or refuses to diligently commence to provide maintenance or make a repair as set forth above and thereafter, after notice of such failure, continue to provide maintenance or make a repair with due diligence to completion of same, Landlord may, in addition to any other remedies provided hereunder, pay for such maintenance or repair, in which event, the reasonable cost of same shall become additional rent due with the next ensuing monthly rent payment. Landlord shall make all structural repairs and all repairs to the mechanical systems that do not exclusively serve the Premises, not caused by Tenant’s negligent acts or omissions, including for example the roof, roof and floor support beams, ceiling, plumbing system, foundation and exterior walls and the sidewalks and curbs adjacent to the Building (including, without limitation, cleaning the sidewalks and causing the sidewalks to be free of snow, ice and debris).

THIRTY-SEVENTH:       Landlord shall be under no obligation to provide Tenant with any services, utilities, water, electricity, heat, air conditioning or other amenities, this being a net lease with Tenant being solely responsible to provide such services, utilities and amenities as it needs at its own expense; provided, however, that, notwithstanding anything to the contrary contained in this Lease, in the event that there is any failure, interruption or defect in any utility service to the Premises as the result of any negligent act or negligent failure to act by Landlord and/or its agents, employees and/or contractors (as opposed to a public service utility company), and Tenant shall be unable for at least seventy-two (72) consecutive hours to operate, its business in the Premises in substantially the same manner as such business was operated prior to such interruption, the base annual rent and additional rent shall abate until the earlier of the date on which (i) such service is restored and (ii) Tenant is able to recommence conducting its business in the Demised Premises in its customary manner. Landlord represents that all utilities are separately metered, available at the Premises and billed, and that all utilities servicing the demised premises are paid to date and will be paid to the date Tenant becomes obligated to pay rent.

THIRTY-EIGHTH: As and for additional rent, the Tenant shall pay to the Landlord an amount equal to forty three percent (43%) of all increases in real property and school taxes and assessments (including any special assessments) covering the leased premises over and above the taxes assessed and charged prior to any reduction through tax contest if any, for the base year 2018 by the County of Nassau or Town of Hempstead and the second half of 2017/2018 and the first half of 2018/19 by the Village of Rockville Centre for Village and school taxes. Landlord represents that to the best of its knowledge the building and real property on which the demised premises are located is fully assessed without abatement and that no abatement or exemptions shall apply or be included as taxes for any applicable base year. Landlord agrees that it shall take all reasonable steps to obtain a reduction of the taxes affecting the real property on which the premises are located each year or, in the alternative, give Tenant the right to pursue such tax relief. Tenant shall be entitled to its pro rata share of any tax refund net of fees and expenses incurred to obtain same For purposes of this lease, the leased premises are agreed to constitute forty three percent (43%) of the building area of the building which is subject to such taxes and assessments. Such additional rent shall be due and payable on the first day of the month following the delivery to the Tenant of a copy of the new tax bill for the premises by regular mail at the address of the premises herein leased or within twenty (20) days after a copy of the bill is delivered to tenant, whichever is later. All partial years shall be apportioned pro rata at the beginning and end of the lease term. Anything contained in this Lease to the contrary notwithstanding, Taxes shall not include any (a) any special assessments or Taxes resulting from the future expansion of the Building or from any improvements exclusively made by or for the benefit of any other tenant in the Building, (b) taxes upon the Building’s “net income,” (c) any fines, penalties, interest or late charges providing Tenant is current in its rent payments, or discounts for prepayment or (d) income, excess profit, capital stock, estate, inheritance or franchise taxes. If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each year in which such installments may be paid, the installments of such assessments so becoming payable during such year, together with interest payable during such year.

THIRTY-NINTH:     The Tenant shall obtain and pay the premium for a general liability insurance policy in standard form satisfactory to Landlord from a reputable insurance carrier in the amount of at least $2,000,000.00 which names the Landlord as an additional insured and which provides that same cannot be canceled or reduced in amount without prior written notice to Landlord. Such policy shall insure Landlord against any and all claims, demands, losses and/or risks which arise from Tenant’s occupation, use and control of the premises including, without limitation, property damage or personal injury to Landlord or to a third party. This insurance obligation shall be interpreted and construed together with paragraph second of the form portion of this Lease in the broadest possible manner in favor of providing protection and legal defense to the Landlord from claims made as a result of Tenant’s acts, omissions or strict liability under the law. Tenant shall likewise obtain and pay for a Plate Glass replacement insurance policy naming the Landlord as an additional insured. Certificates of insurance naming Landlord as an additional insured together with a copy of the declaration page of the underlying policy which binds Tenant’s insurance carrier’s obligations to Landlord as an additional insured as stated in the certificate of insurance certificates evidencing any renewals or substitutions shall be furnished to Landlord’s attorney for review at least three (3) business days prior to the commencement of this lease or the effective date of any renewal or replacement policy, whichever applies, throughout the term of this lease. Such insurance shall be maintained by the Tenant at its sole costs in continual effect throughout the term hereof. Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall not be liable to Landlord or to any insurance company insuring the Landlord by way of subrogated rights or otherwise, for any loss or damage caused by fire or any other hazard or peril covered by fire or extended coverage or all risk insurance, to the extent such loss or damage is covered by insurance to any building structure or other tangible property, or any resulting loss of income, even though such loss or damage may have been occasioned by the negligence of Tenant, its agents or employees provided such waiver of subrogation shall be obtainable. If such policies shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, Landlord shall notify the other thereof, and Tenant shall have 10 business days thereafter to agree to pay such additional premium. If Tenant fails to pay such additional premium, this paragraph shall have no effect during such time as such policies shall not be obtainable or Tenant shall refuse to pay the additional premium. The waiver of subrogation and the releases of Tenant, insofar as they are provided for in this paragraph, shall apply to any damage caused by act, omission, or negligence, not only in the Premises but also in the Building of which the Premises are a part._

FORTIETH:          The Tenant covenants and agrees not to place or store, or permit to be placed or stored, any vending machines, coin operated devices or receptacles of any kind or description outside the premises and it agrees that all deliveries to, and any shipment from, the demised premises shall be made at the rear of the premises at such times and in such manner as to comply with all applicable laws.

FORTY-FIRST:       The Tenant shall not do, or permit to be done, any act or thing upon said premises, including without limitation storage of any hazardous materials or substances, which will invalidate or be in conflict with fire insurance policies covering the building of which the demised premises form a part, and any fixtures and property therein, and shall not do, or permit to be done, any act or thing upon such premises which shall or might subject the landlord to any liability or responsibility for injury to any person or persons or to the property by reason of any business or operation being carried on upon said premises, or for any other reason. The Tenant, as its sole expense, shall comply with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters, or any other similar body, and shall not do, or permit anything to be done, in or upon said premises, or bring or keep anything therein except as is permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction thereof. Landlord represents that it has no knowledge of any release of hazardous materials at the demised premises or the building or real property of which the demised premises are a part. Landlord hereby represents that, to the best of Landlord’s knowledge, Tenant’s normal business operations in the Premises as contemplated by the permitted use described herein will not result in any increase in the rate of or violate the terms of any insurance carried by Landlord as of the date hereof.

FORTY-SECOND: This lease is, and shall be and remain, subject to any and all easements which the Landlord or its predecessors in interest may have heretofore granted, or may hereafter grant in connection with the installation of water, gas, electric, telephone and other public utility servicing the building. Landlord represents that it has not and will not grant any easements that will unreasonably interfere with the operation of Tenant’s business at the demised premises.

FORTY-THIRD:        If the Tenant shall at any time be in default in respect to any of the covenants, terms, conditions or provisions of this lease, or if the Tenant shall be in default in the payment of any rent, and if the Landlord shall engage the services of an attorney to enforce this lease, institute any action, or summary proceedings against the Tenant based upon such default, the said action or summary proceedings shall include a charge therein, and , providing the Landlord is the prevailing party, the Tenant agrees to reimburse the Landlord for its reasonable attorney’s fees, costs and disbursements which may be incurred by the Landlord; and the amount of such expenses, attorney’s fees, costs and disbursements shall, at the option of the Landlord, be deemed to be additional rent hereunder and shall be due from the Tenant to the Landlord immediately upon the incurring of such respective expenses. The Tenant hereby agrees that in the event the Landlord commences any action or summary proceeding for the non-payment of rent or additional rent under the terms of this lease, no set-off or counterclaim whatsoever of any nature or description will be interposed by, or on behalf of, the Tenant in any such action or summary proceedings. Any and all taxes, assessments and/or insurance premiums or other charges to be paid by the Tenant hereunder shall be deemed additional rent and a default in payment thereof following notice and applicable cure periods set forth in this Lease shall constitute a default of rent due hereunder, entitling the Landlord to all remedies the Landlord may be entitled to in the event of a default in rent.

FORTY-FOURTH: The Tenant has inspected the premises and the equipment, furnishings and fixtures located thereon, if any, and the Tenant accepts the same in their “as is” condition. The Landlord makes no representations whatsoever as regards the premises, their condition or the suitability thereof for Tenant’s business purposes, except that Landlord hereby represents that the plumbing, heating/air conditioning and electrical systems shall be in working order and the roof and basement, if any, free of leaks at the commencement date of this lease. Tenant shall at all times maintain the premises and all the equipment, mechanical and otherwise, located thereon or servicing same, in good working condition and order and shall deliver the same to the Landlord at the termination of the lease, in good working condition, reasonable wear and tear excepted. Notwithstanding the foregoing, at the expiration date of this Lease, Tenant shall surrender the plumbing, heating/air conditioning and electrical systems in their “as is” condition as of the date . it take possession of the Premises subject to reasonable wear and tear over time.

FORTY-FIFTH:      All improvements made by the Tenant to or upon the demises premises, (except trade fixtures), shall when made at once be deemed to be attached to the premises and become the property of the Landlord and, at the expiration or sooner termination of the lease term, shall be surrendered to the Landlord in as good order and condition as they were when Page 7 of 10 installed, reasonable wear and tear excepted. At the expiration or termination of this lease Tenant shall be responsible for the removal of any trade fixtures and other personal property which is the Tenant’s property and to restore and turn back restore and return possession of the premises in a vacant and broom clean condition. Landlord agrees to deliver the premises in a vacant, broom clean condition upon the commencement of the term.

FORTY-SIXTH:      The Tenant expressly agrees not to interpose any claim or counterclaim in any action or summary proceeding for non-payment of rent or additional rent, brought by the Landlord to recover any monies due or the possession of the premises under the terms of this lease; and the Tenant further agrees that any claim or claims which he may have against the Landlord shall be prosecuted only in a separate and independent action. The Tenant also expressly agrees that he will not move or seek to consolidate any action or proceeding which he might bring against the Landlord with any such action or summary proceeding commenced by the Landlord against the Tenant.

FORTY-SEVENTH:        Nothing herein contained shall be deemed or interpreted to be knowledge, consent or approval on the part of the Landlord under the Mechanic’s Lien Law or any other statute or law, so as to entitle any persons supplying materials or services or furnishing labor at said premises, at Tenant’s request, to file a Mechanic’s Lien or make any other claim against the Landlord or the demised premises; it being specifically understood and agreed that all such persons shall look solely and only to the Tenant hereunder for the payment of any monies for any labor, services or materials they may furnish, at Tenant’s instance and request, at the demised premises; and the Tenant expressly agrees to cancel, discharge and remove any and all Mechanic’s Liens, claims or judgments that may be filed, made or recovered against the Landlord or the demised . premises by any contractor, architect, subcontractor or material man for work, labor and/or materials furnished at said premises at the Tenant’s instance or request; and the Tenant expressly agrees to bond, discharge or satisfy any such lien, claim, judgment or encumbrance within twenty (20) business days after notification of same is delivered to Tenant or any of his employees or agents at the leased premises and in default thereof, the Landlord shall have the right and option to terminate this lease on giving thirty (30) days written notice to the Tenant; and upon the failure of the Tenant to bond, discharge or otherwise satisfy such Mechanic’s Liens, claims or judgments within said period of thirty (30) days, this lease shall, at the option of the Landlord, terminate and come to an end upon the expiration of the said thirtieth day as if the term of this lease had originally ended and terminated on the said thirtieth day after such notice; and all the rights and remedies of the Landlord under the terms of this lease to recover damages against the Tenant by reason of an earlier termination of this lease shall apply in each and every respect to the termination under the provisions of this paragraph.

FORTY-EIGHTH: The Tenant shall not make any alterations or structural changes to the premises without the prior written approval of the Landlord, which approval shall not be unreasonably withheld or delayed with respect to non-structural alterations only. The term “alteration” as used herein does not include changes to decor, furnishings, interior lighting, window treatments, floor coverings, wall covering or any other alterations that are decorative in nature and do not alter the floor plan of the premises. At the request of the Landlord, Tenant shall furnish to Landlord, before the commencement of any work on the premises, reasonably satisfactory proof of insurance provided by any contractor who is to perform the work insuring against any liability to any worker or third party arising from the work and satisfactory proof that the Landlord is an additional insured thereunder. In the event any such alterations or structural changes to the premises, or if for any other reason, any act or omission of the Tenant shall cause the Landlord’s insurance rates covering the premises to be increased, then, as further additional rent hereunder, the Tenant shall reimburse and pay the Landlord for any such additional premiums charged as a result of such rate increase. Tenant shall comply with all building, fire, health, and other codes, rules or regulations with regard to any alterations or structural changes to the premises and shall secure such permits, approvals and certificates of completion or occupancy as may be required to establish the legality of its use of the premises and any such alterations or structural changes.

FORTY NINTH: In the event the Tenant fails to pay any rent or additional rent as provided in this lease within ten (10) days from the date due, the Tenant shall be responsible to pay to the Landlord a sum equal to five percent (5%) of the then due rent or additional rent as a rental service charge, which shall be added to the rent then due. In the event any check tendered by Tenant to landlord is returned for insufficient or uncollected funds, Tenant shall pay a fee of $250.00 to defray the expense and inconvenience to Landlord.

FIFTIETH:             Any dates and time periods for notices, etc., as may be set forth in this lease, time shall be strictly construed and enforced.

FIFTY-FIRST:      Tenant shall have no right to assign this lease or to sublet the premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

FIFTY-SECOND:        The Commencement Date shall be the date Landlord delivers vacant broom clean possession of the demised premises to Tenant. The anticipated Commencement Date shall be the January 15, 2018. Notwithstanding the foregoing, Tenant shall be entitled to an abatement of base annual rent for two weeks after the Commencement Date. Moreover, in the event Landlord fails to deliver the demised premises on or before February 1, 2018, Tenant shall receive a credit against base annual rent equal to one (1) days’ base annual rent for each day that delivery of the demised premises has been so delayed; provided further that if Landlord fails to deliver the demised premises on or before March 1, 2018 (“Outside Date”), then Tenant may, by notice to Landlord delivered no later than ten (10) business days after the Outside Date cancel the Lease, whereupon neither party shall have any obligation to the other except that Landlord shall return to Tenant any advance rent and security previously delivered to Landlord .

FIFTY-THIRD:  Except as herein elsewhere provided, all notices to either party shall be by Certified mail return receipt requested or by a nationally recognized overnight delivery service to the address on the face page of this lease and/or to such other address as may be requested in writing. Tenant hereby designates its address for all purposes under this lease including notices and service of legal process as 43 North Village Avenue, Second Floor, Rockville Centre, New York 11570, Attention: David Tillis, with a copy to Wachtel Missry LLP, 885 Second Avenue, 47th Floor, New York, New York 10017, Attention: Allan Weiss, Esq. A notice given by counsel for Landlord or Tenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. A copy of all Tenant notices shall also be served on Landlord’s attorney, E. Michael Rosenstock at 55 Maple Avenue, Suite 206, Rockville Centre, New York 11570

FIFTY-FOURTH: Tenant intends to use the demises premises as a “office space”. Tenant shall be permitted to engage in this use and Landlord shall obtain any and all necessary permits and licenses required by the Village of Rockville Centre and any other governmental entity or municipal authority and complies with all laws, rules, regulations and codes which apply to such use at Landlord’s sole cost and expense. Landlord represents that Tenant’s intended use of the premises is a legal use under the zoning laws which apply to the premises. If Tenant’s use is not permitted at the Premises, Tenant shall have the option to terminate this Lease, which termination shall be effective upon the tenth (10th) day following written notice from Tenant requesting such termination. Upon such notice, Tenant shall have no further liability to Landlord for any matter accruing from and after such date and would be entitled to a return of its security deposit (except if due to cover monetary defaults as otherwise set forth in the Lease) it being clear that such an exercise would not be deemed a forfeiture of Tenant’s security deposit.

Tenant shall not be obligated under any circumstances to install a fire sprinkler system or make any other modification to the Premises to make the same comply with any current or future laws. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to sand and finish the wood floors and deliver the bathrooms in good operating condition and in compliance with all laws, rules and regulations enacted by all federal, state and municipal governments having jurisdiction thereof, at Landlord’s sole expense, prior to the Commencement Date. All Landlord’s work shall be standard builder quality.

FIFTY-FIFTH:      Intentionally Omitted.

FIFTY-SIXTH:     Providing Tenant is not in default hereunder and has not been more than fifteen (15) days late in payment of rent and additional rent more than twice in any previous year of this lease, Tenant shall have the option to renew this lease for an additional three (3) year period upon the same terms and conditions set forth herein including, without limitation, annual increases of three (3%) percent in base rent as reflected in the RENT SCHEDULE above. Tenant must exercise each such option in writing no sooner than six (6) months and no later than three (3) months prior to the expiration of the original term of the lease and failure to do so shall constitute a waiver by Tenant of the right to exercise the option to renew.

Dated:

North Village Centre, Inc.			Fin Wise Bank

By:		(Landlord)	By:	/s/ [ILLEGIBLE]	(Tenant)
Jason Lee, Agent

constitute a waiver by Tenant of the right to exercise the option to renew.

Dated:

North Village Centre, Inc.			Fin Wise Bank

By:	/s/ Jason Lee, Agent	(Landlord)	By:	/s/ [ILLEGIBLE]	(Tenant)
Jason Lee, Agent